Exhibit 10.1

Insurance Letters of Credit – Master Agreement

Form 3/CEP

AGREEMENT DATED

BETWEEN:

(1)	AXIS Specialty Limited (“ASL”), a company incorporated in Bermuda with company number 31259, AXIS Re Limited, a company incorporated in Dublin with company number 353220, AXIS Specialty Europe Limited, a company incorporated in Dublin with company number 353402, AXIS Insurance Company, a company incorporated in Illinois with company number 39-1338397, AXIS Surplus Insurance Company, a company incorporated in Illinois with company number 63-0941128, AXIS Specialty Insurance Company, a company incorporated in Connecticut with company number 56-2295242 and AXIS Reinsurance Company, a company incorporated in New York with company number 51-0434766 (“the Companies”; each, a “Company”);

AND

(2)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland.

PREAMBLE

Subject to the Companies’ satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a “Credit” and collectively the “Credits”) on behalf of the Companies in favour of beneficiaries located in the United States of America or elsewhere (the “Beneficiary” or “Beneficiaries” as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of each Company’s obligations under or pursuant to this Agreement. For the avoidance of doubt, in the event of any inconsistency between the terms of this Agreement and the terms of the Committed Facility Letter dated on or about the date of this Agreement (the “Committed Facility Letter”), the terms of the Committed Facility Letter shall prevail.

1. AGREEMENT

It is agreed between us in relation to each Credit that:-

1.1

In order to establish a Credit, the Company requesting it is required to submit an application form to CEP (“the Application Form”) see Schedule Two. The Application Form must (a) be in such form as CEP is willing to accept for this purpose; Application Forms may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s); (b) be completed by or on behalf of the relevant Company in accordance with the terms of such Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; (c) specify the currency in which such Credit is issued (it being understood that Credits may be requested, and shall be issued, in any Agreed Currency, Agreed Currency means, at any time, (a) Pounds Sterling, (b) Euro, (c) Australian Dollars, (d) Canadian Dollars, (e) Japanese Yen, (f) Swiss Francs, (g) Brazilian Reais, (h) Singapore Dollars and (i) any other Foreign Currency agreed to by CEP in its discretion.); and (d) indicate therein the name of the Beneficiary and the amount and term of the Credit required. Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of such Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (such Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:

(i)	the opening of any Credit hereunder shall, subject to the Committed Facility Letter, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit;

(ii)	prior to the establishment of any Credit or in order to maintain a Credit ASL undertakes as follows:

(a)	forthwith at CEP’s request (In accordance with the terms of the Pledge Agreement entered into between the parties), to deposit, at an Approved Bank, in an account or accounts in ASL’s name, cash or securities or a combination of cash and securities of such amount and in such combination as CEP may require (a “Deposit”). “Approved Bank” for the purposes of this Clause 1.1(ii)(a) shall mean one or more of the following:- (i) Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB; (ii) Bank of New York Mellon (iii) a bank approved by CEP; or, (iv) such other Citigroup branch or approved bank as CEP may designate and notify to ASL; and

(b)	should a Deposit have been requested, to execute CEP’s standard form charge documentation in relation to the accounts opened pursuant to Clause 1.1 (ii) (a) above.

Notwithstanding the foregoing, it is understood and agreed that the terms of the Pledge Agreement shall govern the type and amount of any deposit required to be made with regard to the Facility established pursuant to the Committed Facility Letter.

1.2	Each Company undertakes to reimburse CEP the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit issued on its behalf on the Business Day following notice by CEP to such Company of the drawing;

1.3	Each Company undertakes to indemnify CEP, within five Business Days after receipt of an invoice, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s or any of its affiliates’ own gross negligence or wilful misconduct);

1.4	Each Company undertakes to pay CEP such fees and/or commissions of such amount(s), at such times and/or at such rate(s) as have been agreed in a facility fee letter between CEP and the Company as payable in connection with each Credit;

1.5	Each Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, such Company. Each Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between such Company and the Beneficiary thereof. Each Company further agrees that any payment CEP makes in accordance with the terms and conditions of each Credit shall be binding upon such Company and shall be accepted by such Company as conclusive evidence that CEP was liable to make such payment or comply with such demand.

2. REPRESENTATIONS AND WARRANTIES

2.1	Each Company represents and warrants to CEP and undertakes to ensure that:-

(i)	it has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

(ii)	the Agreement constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms; and

(iii)	all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement;

2.2	Each Company represents and warrants to CEP that on the date of this Agreement and on each day when a Credit is issued:-

(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under any applicable law;

(iii)	it has not suspended making payments on any of its material debts;

(iv)	it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its material indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its material indebtedness; and

(vii)	no analogous or similar event or concept to those set out in this Clause 2.2 has occurred or is the case under the laws of any jurisdiction.

3. EXTENSION/TERMINATION

3.1	(a)	Any Credit established hereunder may, if requested by a Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from the bank or institution issuing the Credit (the “Issuing Bank”) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the “Notice Period”).

	(b)	The Issuing Bank shall be under no obligation to such Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS such Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period.

	(c)	CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit. If CEP exercises such said right, it will give such Company notice in writing thereof as soon as is reasonably possible.

4. UCC/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision) ICC Publication No. 600 (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

5. PREVIOUS AGREEMENTS

5.1	Unless otherwise agreed between the parties in writing, the previous agreement(s) (if any) entered into between them (other than those at any time governed by a “Master Agreement – London Market Letter of Credit Scheme” or substantially equivalent agreement) governing Credits established by CEP on any Company’s behalf in favour of Beneficiaries shall, on due execution by the parties of this Agreement, cease to apply to all such Credits, which Credits shall henceforth be governed by this Agreement.

5.2	For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the “Existing Credit(s)”) which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between any Company and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the “Existing Agreement(s)”) shall continue in force until cancelled. The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing Credit(s) have been cancelled. Each Company undertakes, on CEP’s request, to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to CEP.

6. CREDIT CHOICE OF LAW

If, at a Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

7. BRANCHES/CORRESPONDENT BANKS

7.1	Each Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

7.2	Each Company further understands that CEP reserves the right to issue any Credit through any third party correspondent of its choice, subject to the consent of such Company (not to be unreasonably withheld) and/or to have any Credit confirmed by Citibank, N.A. In such circumstances, CEP will be required to guarantee reimbursement to such correspondent and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement.

8. INCREASES ETC/REINSTATEMENTS

The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which any Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing.

9. NOTICES

9.1	Any notice or demand to be served on a Company by CEP hereunder may be served:

(a)	on any of such Company’s officers personally;

(b)	by letter addressed to such Company or to the Treasurer of Axis Capital Holdings Limited and left at the Company’s registered office or at any one of its principal places of business;

(c)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or principal place of business;

(d)	by telex or facsimile addressed in any such manner as aforesaid to any then published telex or facsimile number of such Company; or

(e)	(other than in the case of ASL) on ASL by any of the methods mentioned above.

Each Company (other than ASL) appoints ASL to act as its agent for the purpose of giving and receiving notices, demands and other communications under this Agreement. If the Bank validly serves a notice, demand or other communication on ASL, that notice, demand or other communication will be deemed to have been validly served on each and every Company, even if ASL fails to pass it on to each and every Company.

9.2	Unless otherwise stated, any notice or demand to be served on CEP by a Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify us of from time to time) or by facsimile to such number as CEP may notify us of from time to time. If the Bank receives any notice, demand or other communication from ASL, unless the communication expressly states otherwise, the Bank is entitled to assume that ASL has sent that communication for itself and as agent of the other Companies and that the other Companies agree with it.

9.3	Any notice or demand:-

(a)	sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Company at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP), shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; ; or

(b)	sent by telex or facsimile shall be deemed to have been served on the relevant party when dispatched.

If the Bank sends a notice or demand by post it shall also send it by facsimile or email.

9.4	In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

9.5	In this Clause 9, “Business Day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London.

10. ASSIGNMENT/NOVATION

10.1	CEP, with the prior written approval of ASL, not to be unreasonably withheld, may assign the whole or any part of the rights under, or the benefit of, this Agreement or (b) (subject to Clauses 10.2 to 10.5) to novate its rights and obligations under this Agreement. The words “CEP” and “CEP’s” wherever used in Clauses 10.2 to 10.5 shall be deemed to include CEP’s permitted assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning such Company to any such permitted assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.

10.2	The person who is for the time being liable to perform CEP’s obligations under this Agreement (a “Transferring Bank”) shall be entitled to novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a “Novation Notice”), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee. With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on such Company (the “Novation Date”), the provisions of Clause 10.3 shall have effect (but not otherwise).

10.3	With effect from (and subject to the occurrence of) the Novation Date:

10.3.1	the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.3.2	the Companies shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of any of them on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and the Companies shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;

10.3.3	the Transferring Bank shall release and discharge each Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.3.4	such Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.

10.4	Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.3, each Company (other than ASL) appoints ASL as its agent to sign and return and ASL undertakes to sign and return on behalf of itself and each other Company promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.5	For the purposes of this Clause 10 a “Permitted Transferee” shall mean any holding company, subsidiary or affiliate of Citigroup Inc.

11. SET-OFF

11.1	Each Company hereby irrevocably authorises CEP to debit and credit, on such Company’s behalf, any account or accounts which are held in such Company’s name with Citibank, N.A.

11.2	Each Company hereby agrees that Citibank N.A. shall be entitled to rely on and action any credit or debit made by CEP in accordance with Clause 11.1.

12. GOVERNING LAW/JURISDICTION

This Agreement shall be governed by English law and, for CEP’s benefit, each Company hereby irrevocably submits to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by CEP nor may any Company assign any of its rights hereunder without CEP’s prior written consent. Clauses 15.2 and 15.3 of the Committed Facility Letter apply also to this Agreement.

13. MISCELLANEOUS PROVISIONS

13.1	Subject to this Clause and to Clause 11.2 a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce any terms of this Agreement.

13.2	Citibank, N.A. may enforce the terms of Clause 11.2 subject to, and in accordance with, this Clause 13.2 and Clause 12 and the provisions of the Third Parties Act.

13.3	The parties to this Agreement do not require the consent of Citibank, N.A. to rescind or vary this Agreement at any time.

13.4	If Citibank, N.A. brings proceedings to enforce the terms of Clause 11.2, the relevant Company shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if Citibank, N.A. had been party to this Agreement.

13.5	Citibank, N.A. may not take proceedings to enforce Clause 11.2 unless and until it gives notice in writing to the relevant Company in any manner as is permitted by Clause 9, agreeing irrevocably to the provisions of Clause 12.

EXECUTED THIS DAY ABOVE WRITTEN BY:

For and on behalf of		Date:	May 14, 2010
AXIS Specialty Limited
(as Applicant)

/s/ Jose Osset
Name:	Jose Osset
Title:	SVP & Treasurer

For and on behalf of		Date:	May 14, 2010
AXIS Re Limited
(as Applicant)

/s/ Tim Hennessy
Name:	Tim Hennessy
Title:	EVP, General Manager & Finance Director

For and on behalf of		Date:	May 14, 2010
AXIS Specialty Europe Limited
(as Applicant)

/s/ Tim Hennessy
Name:	Tim Hennessy
Title:	EVP, General Manager & Finance Director

For and on behalf of		Date:	May 14, 2010
AXIS Insurance Company
(as Applicant)

/s/ Andrew M. Weissert
Name:	Andrew M. Weissert
Title:	SVP

For and on behalf of		Date:	May 14, 2010
AXIS Surplus Insurance Company
(as Applicant)

/s/ Andrew M. Weissert
Name:	Andrew M. Weissert
Title:	SVP

For and on behalf of		Date:	May 14, 2010
AXIS Specialty Insurance Company
(as Applicant)

/s/ Andrew M. Weissert
Name:	Andrew M. Weissert
Title:	SVP

For and on behalf of		Date:	May 14, 2010
AXIS Reinsurance Company
(as Applicant)

/s/ Andrew M. Weissert
Name:	Andrew M. Weissert
Title:	SVP

AND

CITIGROUP EUROPE PLC

/s/ Peadar MacCanna, Director
(Signature(s))

Dated: May 14, 2010

SCHEDULE ONE

Form of Novation Notice for Clause 10

To:	[ ]

Dear Sirs		Date:

Insurance Letters of Credit – Master Agreement (Form 3/CIFS) dated [            ] and made between Citibank Europe plc and [            ] (the “Agreement”)

We refer to Clause 10 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.

The relevant address for the purposes of Clauses 3.1 and 9 is as follows:

[insert new address]

Yours faithfully

for and on behalf of
[TRANSFERRING BANK]

for and on behalf of
[PERMITTED TRANSFEREE]

[NAME OF COUNTERPARTY]:

(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.

for and on behalf of
[NAME OF COUNTERPARTY]

SCHEDULE TWO

Letter of Credit Application Form

FORM 4 (TO BE USED FOR NON-SCHEME LOC OPENINGS AND INCREASES ONLY)

HEADER DETAILS:

ILOC No.: ILOC Type:

For openings leave blank (Choose from dropdown box)

Effective date: Expiry date:

(DD/MM/YYYY) New / to be changed to (DD/MM/YYYY)

Advising period: Other advising period: (Choose from dropdown box)

Evergreen clause: YES Other information: NO

BENEFICIARY DETAILS:

Full Company Name:

Street Address:

City / Post Code: State / Country:

For attention of:

US INTERMEDIARY DETAILS: (to be completed if the Credit is to be sent to a party different to the addressee shown above)

Full Company Name:

Street Address:

City / Post Code: State / Country:

For attention of:

TRANSACTION DETAILS:

Transaction Type: Currency:

(Choose from dropdown box)

Previous ILOC amount:(A)

Opening / Increase ILOC amount: (B)

New ILOC amount: (C)

(Complete boxes A, B and C when amending a credit. Complete only box C in case of a new credit)

SIGNATURES

Authorised Signatories only must sign form (as per Current Mandate/General Communications Indemnity and Master Reimbursement Agreement lodged with Citibank). If signatures below do not appear on the mandate Citibank has on file, form will be rejected and transaction will not be processed.

SIGNED FOR AND ON BEHALF OF THE COMPANY (PLEASE TYPE IN FULL COMPANY NAME)

TYPE FULL NAME AND SURNAME SIGNATURE TYPE DATE (DD/MM/YYYY)

TYPE FULL NAME AND SURNAME SIGNATURE TYPE DATE (DD/MM/YYYY)

ACCOUNT DETAILS:

LOC a/c no.: 5

Customer a/c no.: 8

Mendes & Mount: YES

NO

WORDING DETAILS:

Liquidator Wording: Comments:

(Choose from dropdown box)

Domicile:

UCP version: 500 600

Multi-beneficiary Indicator: YES NO (If yes is chosen, fill in multi-beneficiary details below)

Multi-beneficiary details:

1st Beneficiary name: Percentage:

2nd Beneficiary name: Percentage:

3rd Beneficiary name: Percentage:

Multi-beneficiary Wording:

(Choose from dropdown box)

Option A: Designate an agent to act on behalf of the beneficiaries listed:

CONTENT OF LC:

Beneficiary: [NAME OF AGENT] for and on behalf of: “A”, “B”,.

“All presentations, consents and instructions received from, and any action taken by, [NAME OF AGENT] shall bind each of the above-named beneficiaries. Only [NAME OF AGENT] and no other beneficiary named above, shall present documents hereunder for payment or provide any other consent or instruction hereunder.”

Option B: “A” or “B” (means either one or the other, but not both, is the beneficiary; only one or the other can draw and either one, alone, can accept amendments or consent to revoke the credit):

CONTENT OF LC:

Beneficiary: “A” or “B”

“Any one of the above-named parties shall constitute the Beneficiary with respect to any presentation, amendment, or consent to revoke. The above-named parties may not act simultaneously. Presentations, amendments and consents will be given effect in the order in which they are received.”

Option C: “A” and/or “B” (means either one can act and bind both, or both can act simultaneously; if both draw simultaneously, payment must be made either to a joint account or to an account(s) of one or more of the beneficiaries that are drawing; an acceptance of an amendment or consent to revoke by either one binds both):

CONTENT OF LC:

Beneficiary: “A” and/or “B”

“Any drawing hereunder or other action taken in connection herewith by one or more of the Beneficiaries shall bind all the Beneficiaries. Presentations, amendments and consents will be given effect in the order in which they are received. [Optional Clause: Payment under any presentation made to more than one named beneficiary shall be made pro-rata to the presenting parties.]”

ORIGINAL FORM TO BE SENT TO:

ILOC DEPARTMENT, CITIBANK EUROPE PLC, 1 NORTH WALL QUAY, BLOCK A, 2ND FLOOR, DUBLIN 1, REPUBLIC OF IRELAND. IF YOU HAVE ANY QUERIES WHILE FILLING IN THIS FORM, PLEASE CONTACT ILOC CUSTOMER SERVICES AT +353 1 622 55 70 OR BY E-MAIL AT ILOC.CSU@CITI.COM

PLEASE NOTE THAT INCOMPLETE FORMS WILL BE RETURNED UNPROCESSED.